UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 5, 2012

NETAPP, INC.

(Exact name of Registrant as specified in its charter)

Delaware	0-27130	77-0307520
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

495 East Java Drive

Sunnyvale, CA 94089

(Address of principal executive offices) (Zip Code)

(408) 822-6000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report )

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 5, 2012, NetApp, Inc. (“NetApp”) entered into an underwriting agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC as representatives of the several underwriters named therein. The Underwriting Agreement provides for the issuance and sale by NetApp of senior unsecured notes (collectively, the “Notes”) in the following tranches:

•	$750,000,000 aggregate principal amount of 2.00% senior unsecured notes due 2017; and

•	$250,000,000 aggregate principal amount of 3.25% senior unsecured notes due 2022.

The Notes to be sold pursuant to the Underwriting Agreement were registered under NetApp’s shelf registration statement on Form S-3 (File No. 333-185217) filed with the Securities and Exchange Commission on November 30, 2012. The Underwriting Agreement contains customary representations, warranties and agreements by NetApp, and customary closing conditions, indemnification rights and termination provisions.

NetApp expects that the net proceeds from the sale of the Notes will be approximately $986.0 million after deducting underwriting discounts and estimated offering expenses. NetApp intends to use the net proceeds for general corporate purposes, which may include repayment of certain indebtedness, capital expenditures, possible stock repurchases, working capital and potential acquisitions and strategic transactions.

The Notes will be issued pursuant to an indenture between NetApp and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by a supplemental indenture between NetApp and the Trustee, in each case to be dated as of December 12, 2012.

The above description of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement dated December 5, 2012, by and among NetApp, Inc. and J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC, as representatives of the several underwriters named therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NETAPP, INC.
(Registrant)

December 6, 2012	By:	/s/ Matthew K. Fawcett
Matthew K. Fawcett
Secretary, General Counsel, and Senior Vice President, Legal

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement dated December 5, 2012, by and among NetApp, Inc. and J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC, as representatives of the several underwriters named therein.